Exhibit 99.1

Acacia Research Announces Closing of Benchmark Energy’s Transformative Acquisition in the Western Anadarko Basin

New York, NY, April 17, 2024 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia”) today announced that its majority owned subsidiary, Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), has completed its previously announced acquisition (the “Transaction”) to acquire certain upstream assets and related facilities (the “Assets”) in Texas and Oklahoma from a private seller (such transaction, the “Acquisition”). The Acquisition includes an interest in approximately 470 operated producing wells in the core of the Western Anadarko Basin, as well as a non-operated interest in the undeveloped Cherokee play. The wells are mature, have low-decline profiles and will add significant diversification to Benchmark’s production, with a balanced pro-forma portfolio of approximately 60% liquids and 40% natural gas. Further, the Assets’ proximity to Benchmark’s existing operations in Texas creates further potential to develop operational synergies of scale within the basin.

Key Acquisition Highlights

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Expanded operated position throughout the core of the Western Anadarko Basin through an additional approximately 140,000 net acres, including approximately 110,000 net acres, 100% of which are held-by-production, and an additional approximately 27,000 net acres in the emerging Cherokee play

•	Liquids-rich, low-decline, mature production base of approximately 6,000 barrels of oil equivalent per day across approximately 470 operated wells

•	Significant opportunity set of field enhancement opportunities including artificial lift optimization, workovers and return-to-production projects

•	Material exposure to the emerging Cherokee development play via operated acreage and non-operated arrangements with best-in-class operators

•	Expected annualized asset-level cash flows of approximately $45 million

•	Benchmark anticipates hedging a significant amount of production

The transaction was funded utilizing cash from Benchmark’s existing owners, Acacia and McArron Partners, as well as committed debt financing from Texas-based regional banks. Acacia’s share of the consideration, including fees, was approximately $59.9 million.

MJ McNulty, Jr., Acacia’s Chief Executive Officer, stated, “We are pleased to inform our stockholders that our Benchmark subsidiary has closed its previously announced acquisition of operated producing wells in the Western Anadarko Basin. We are excited to work closely with the Benchmark team as they continue to execute on their strategy of acquiring mature cash flowing properties, improving operations, maximizing production, and most importantly, returning capital. With this transformative acquisition now closed, we look forward to continuing to identify and acquire valuable businesses at attractive valuations and deploying disciplined operating and capital allocation methods to create value for our stockholders.”

About Acacia

Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

About McArron Partners

McArron Partners is the investment arm of the Jones family of Albany, Texas. McArron’s Chief Executive Officer is Jonny Jones, founder of Jones Energy and former Chairman of the Texas Oil & Gas Association and U.S. Oil & Gas Association. McArron deploys its capital in a mix of global public and private investments. The Jones family has supported energy entrepreneurs for more than five decades.

About Benchmark

Benchmark is an independent oil and gas company engaged in the acquisition, production and development of oil and gas assets in mature resource plays in Texas and Oklahoma.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based upon Acacia’s current expectations and speak only as of the date hereof. All statements, other than statements of historical fact are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “positioned,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While Acacia believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially from those projected, including, but not limited to: the risk of litigation and/or regulatory actions related to the Acquisition; changes in reserve or production levels; conditions in the oil and gas industry, including supply/demand levels for crude oil and condensate, Natural Gas Liquids and natural gas and the resulting impact on price; changes in political or economic conditions in the U.S. and elsewhere, including changes in foreign currency exchange rates, interest rates, inflation rates and global and domestic market conditions; actions taken by the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments; capital available for exploration and development; risks related to hedging activities; voluntary or involuntary curtailments, delays or cancellations of certain drilling activities; well production timing; liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits; drilling and operating risks; lack of, or disruption in, access to storage capacity, pipelines or other transportation methods; availability of drilling rigs, materials and labor, including the costs associated therewith; difficulty in obtaining necessary approvals and permits; the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases; non-performance by third parties of contractual or legal obligations, including due to bankruptcy; unexpected events that may impact distributions from our equity method investees; changes in our credit ratings; hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto; security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business; changes in safety, health, environmental, tax and other regulations, requirements or initiatives, including initiatives addressing the impact of global climate change, air emissions, or water management; impacts of the Inflation Reduction Act of 2022; and unknown geological, operating and economic factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Acacia’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Acacia’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Acacia undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this new release, except as required by law. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com